UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
_______________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 23, 2019
_______________________

LA JOLLA PHARMACEUTICAL COMPANY
(Exact name of registrant as specified in its charter)
_______________________

California	1-36282	33-0361285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4550 Towne Centre Court, San Diego, California 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 207-4264
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 per share	LJPC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2019, George Tidmarsh, M.D., Ph.D. resigned as the President and Chief Executive Officer of La Jolla Pharmaceutical Company (the “Company”) and as a member of the Company’s Board of Directors (the “Board”). Also, on November 23, 2019, Jennifer Carver resigned as the Company’s Chief Operating Officer.

Dr. Tidmarsh had served as the Company’s “principal executive officer,” as such term is defined under the Securities Exchange Act of 1934, as amended. Following Dr. Tidmarsh’s resignation, Dennis Mulroy, the Company’s Chief Financial Officer, was appointed to serve as the Company’s “principal executive officer,” pending further action from the Board.

Item 8.01.        Other Events.

On November 25, 2019, the Company issued a press release regarding its intent to reassess continued development of LJPC-401 (synthetic human hepcidin) based on recent mixed clinical results. A copy of this press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 25, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Jolla Pharmaceutical Company

Date:	November 29, 2019	By:	/s/ Dennis M. Mulroy
Dennis M. Mulroy
Chief Financial Officer